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EXHIBIT 21.1

LIST OF SUBSIDIARIES
AS OF DECEMBER 31, 2007

NO.	NAME	JURISDICTION OF INCORPORATION
1	Beacon Power Securities Corporation	Massachusetts, USA

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  EXHIBIT 21.1